Exhibit 10.6

                                                                  Execution Copy

                              SEPARATION AGREEMENT

         SmartServ Online, Inc., a Delaware corporation (such entity, along with its successors and assigns, hereinafter referred to as the "Company"), and Mario
F. Rossi (hereinafter collectively with his heirs, executors, administrators, successors and assigns, referred to as "Employee"), mutually desire to enter into this Separation Agreement effective as of the "Effective Date" (defined in Section 17 hereof), and agree that:

         Employee understands that this Separation Agreement is executed for the benefit of the Company and each of its affiliates, subsidiaries, predecessors, successors and assigns, as well as each of the current and former directors, officers, employees and agents of the Company and each such other entity, all both individually and in their official capacities (such individuals and entities collectively referred to in this Separation Agreement as the "Representatives");

         Employee has consult with, and has been represented by, an attorney during the negotiation and execution this Separation Agreement and has been advised as to the meaning and effect of this Separation Agreement;

         Employee  has  carefully   read  this   Separation   Agreement,   fully
understands the terms and conditions set out herein and voluntarily agrees to these terms and conditions.

         NOW THEREFORE, the parties hereto, for the full and sufficient consideration set forth below, hereby agree as follows:

         1. EMPLOYEE'S SEPARATION
            ---------------------

            The parties acknowledge that, following discussions with each other and based upon the provisions of this Separation Agreement, Employee retired as an officer and a director of the Company effective August, 31, 2003 (the "Retirement Date"). Employee has resigned from all other positions he may hold with the Company or any of its subsidiaries or other businesses, effective as of the Retirement Date, and will promptly take such further actions as are necessary to accomplish such retirement and/or resignations. As of the Retirement Date, Employee's salary ceased, and any entitlement Employee has or might have under a Company-provided benefit plan, program or practice, terminated, except as required by federal or state law or as otherwise described below.

            The parties acknowledge that the Company has invited the Employee to be a member of the Company's Advisory Board, and that the Employee has accepted appointment to the Advisory Board.

         2. REMUNERATION
            ------------

            The parties acknowledge that up to and including the Retirement Date, the Employee has earned remuneration in the form of deferred salary of $112,500 ("Deferred Salary"), in the form of regular salary of $12,500 ("Regular Salary"), in the form of accrued but unused vacation (10 days) in the amount of $4,167 ("Vacation" and, together with Regular Salary, "Regular Compensation"), and in the form of bonus in the amount of $120,750 ("Bonus"). The Company will pay the Employee his Regular Compensation in two (2) equal installments of $8,333.50 the first of which shall be due within ten (10) calendar days of the Effective Date, and the second of which shall be due within thirty (30) calendar days of the Effective Date. The Employee voluntarily and irrevocably waives, releases and discharges the Company from any obligation to pay his Bonus. The Company will reimburse the Employee for any reasonable and necessary business expenses for which the Employee has requested reimbursement within sixty (60) calendar days from the Effective Date.

         3. NON-RECOURSE NOTE
            -----------------

            The Employee is the obligor on a promissory note made in favor of the Company with respect to the purchase of 206,080 shares of Company stock, which the Employee pledged as collateral for the note. The note is non-recourse as to its principal amount, but carries an interest payment obligation that constitutes a personal obligation of the Employee, which obligation, calculated to the Retirement Date, equals $47,004.00 (the "Accrued Interest").

            The Company hereby extends the maturity date of the note to April 15, 2004 (the "New Maturity Date") and agrees to suspend the accrual of interest on the note for the period between the Retirement Date and the New Maturity Date, and the note is hereby amended accordingly. On or before the New Maturity Date, the Employee shall assign and transfer all of said shares of stock to the Company, and the Company shall, upon receipt of said shares of stock, cancel the non-recourse debt evidenced by the note.

            The parties acknowledge that, on the New Maturity Date, $81,370.69 of the Employee's Deferred Salary shall be offset against the Accrued Interest. The remaining $31,129.31 shall be paid to the Employee in two (2) equal installments of $15,564.65, the first of which shall be due within six (6) months of the Effective Date, and the second of which shall be due within twelve
(12) months of the Effective Date. The Accrued Interest offset and Deferred Salary payments described in this paragraph shall be, in each case, net of applicable Federal and state withholding employment taxes. The Company will make the appropriate state and Federal tax employment and withholding taxes payments to the respective taxing entities within the time and in the manner prescribed by applicable law.

         4. MEDICAL BENEFITS
            ----------------

            The Employee and his dependents will continue as participants in the Company-paid group medical benefits until December 31, 2003. Effective January 1, 2003, the Employee will be eligible to receive a COBRA benefit continuation notice, which will be sent to the Employee as required by law.



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

         5. EMPLOYMENT AGREEMENT
            --------------------

            The Amended and Restated Employment Agreement between the Employee and the Company dated January 1, 1999 and amended September 15, 2000 is hereby terminated. Any provision of the Employment Agreement to the contrary notwithstanding, the Employee has no further obligations with respect to Section 9, Non-Competition, described in the Employment Agreement. The Indemnification provisions of Section 8, and the Non-solicitation of Customers and Suppliers provisions of Section 10 of the Employment Agreement will remain in full force and effect for the benefit of the Employee and the Company, respectively, and are hereby incorporated as terms of this Separation Agreement. The Employee will not be excluded from coverage under any applicable Company Directors and Officers Insurance policy.

         6. PERSONAL COMPUTERS
            ------------------

            The Company acknowledges and agrees that the Employee is hereby given custody and ownership of the personal computers currently in his possession.

         7. STOCK OWNERSHIP
            ---------------

            The Employee owns 54,000 shares of the Company's Common Stock described in Certificate No. SSN0198, and 750 shares of the Company's Common Stock described in Certificate No. SSN0047. The restrictions legend on said certificates, including a reference to a shareholder agreement, will be removed and new certificates without restriction will be issued to the Employee no later than thirty (30) days after the Effective Date.

         8. STOCK OPTIONS
            -------------

            The Employee shall retain his currently vested stock options, described on Table One appended to this Separation Agreement, and may be exercised at any time until expiration on the first anniversary of the Effective Date, and any stock option agreement to the contrary is hereby amended accordingly. The Company will issue an amended stock option agreement to the Employee within thirty (30) calendar days of the Effective Date.

         9. WARRANTS
            --------

            No later than three (3) months after the Effective Date, the Company will grant to the Employee a warrant to purchase 250,000 shares of Company common stock (the "Warrant"). The Warrant shall vest on the first (1st) anniversary of the grant date and expire on the fourth (4th) anniversary of the grant date, and shall have an exercise price equal to the fair market value of 250,000 shares of Company common stock, determined as of the grant date, but in no event less than 40 cents per share. The 250,000 shares will be subject to a restriction precluding the Employee from selling more than 20,000 shares per day. The Company will include the shares represented by the Warrant in the registration statement that includes the holders of convertible debentures issued by the company in May, June and September 2003. The Company expects that statement to be filed by December 31, 2003.

        10. STOCK SPLIT, ADJUSTMENTS
            ------------------------

            As of the date hereof, the Company is planning a recapitalization in which the number of it authorized, issued and outstanding shares of capital stock will be reduced pursuant to a 1-for-6 reverse stock split. In the event of such a reverse-split, the options, warrant, shares, prices, and restrictions described in Sections 8 and 9 hereof shall be adjusted accordingly.



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

        11. COMPANY RELEASE
            ---------------

            Company releases and forever discharges the Employee of and from any and all actions or causes of action, suits, claims, charges, complaints, damages, liabilities, obligations, promises and contracts whatsoever, in law or equity, which the Company has, may have or has, had against Employee, including all unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims or damages to the Company, or by reason of any matter, cause or thing whatsoever, which Company had, now has, or shall have as of the date of this Separation Agreement, EXCEPT that the release set forth herein specifically excludes: (i) claims of fraud, theft, intentional misrepresentation, or other intentional misconduct by Employee causing harm to the Company: and (ii) claims that Employee has breached the terms of this Separation Agreement. The Company represents that it is not currently aware of any claims described in the foregoing clause (i).

        12. RELEASE BY EMPLOYEE
            -------------------

            (a) In exchange for the monies, benefits and promises described in Sections 2 through 6, hereof, Employee knowingly and voluntarily releases and forever discharges the Company and each of its Representatives (collectively referred to as the "Company Releasees") of and from any and all actions or causes of action, suits, claims, charges, complaints, damages, liabilities, obligations, promises and contracts whatsoever, in law or equity, which Employee now has, may have or has, had against the Company Releasees, including all unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims or damages to Employee, for, upon, or by reason of any matter, cause or thing whatsoever, which Employee ever had, now has, or shall have as of the date of this Separation Agreement (provided that the release set forth herein specifically excludes Employee's right to enforce the terms of this Separation Agreement), including, but not limited to:

              (i) any and all matters arising out of Employee's employment by the Company and the cessation of said employment, including, but not limited to, any claims for wages salary, bonuses, commissions, incentive pay, stock or stock options, benefits, severance pay, vacation pay; or other compensation;

              (ii) any and all charges, claims or causes of action under federal law arising out of Employee's employment by the Company and the cessation of said employment, including, but not limited to, any alleged violation of the National Labor Relations Act; any claims for discrimination of any kind under Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, and the Americans With Disabilities Act of 1990; any alleged violation of the Employee Retirement Income Security Act of 1974 (ERISA) (except for vested benefits under any qualified retirement plan which are not affected by this Separation Agreement); any alleged violation of the Fair Labor Standards Act; any alleged violation of the Occupational Safety and Health Act; any alleged violation of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA); and any alleged violation of the Federal Family and Medical Leave Act;

              (iii) any and all charges, claims or causes of action under Connecticut state law arising out of Employee's employment by the Company and the cessation of said employment, including, but not limited to, any alleged violation of Connecticut's Equal Pay Law; Fair Employment Practices Act; Human Rights and Opportunities Law; Occupational Safety and Health Laws; AIDS Testing Law; Reproductive Hazards Law; the Smokers Rights Law; the Family and Medical Leave Law; the Wage and Hour Laws; the Political Activities provisions; the Voting, Military Service Leave, Jury and Witness Duty provisions; the Smoking and Drug Testing provisions; the Whistleblower Protection provisions; and the Workers' Compensation provisions;

              (iv) any and all charges, claims, or causes of action arising out of Employee's employment by the Company and the cessation of said employment under the laws of any other state or under the laws of any municipality or any other governmental authority;

              (v) any and all other charges, claims or causes of action under any other federal, state or local constitution, law, regulation, ordinance, public policy or common law not heretofore mentioned, including, but not limited to, all claims for breach of contract (whether oral or written, express or implied), fraud, negligence, estoppel, defamation, breach of duty of loyalty, breach of the covenant of good faith and fair dealing, infliction of emotional distress and any other statutory or common law claim;

            (b) Since Employee is 40 years of age or older, Employee is being informed that Employee has or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (ADEA) and Employee represents and agrees that:

              (i) in consideration for the amounts and benefits described in Sections 2 through 6 of this Agreement, which Employee is not otherwise entitled to receive, Employee specifically and voluntarily waives any and all rights and/or claims under the ADEA Employee has or may have against the Company Releasees to the extent such rights and/or claims arose prior to or on the date this Agreement was executed;

              (ii) Employee understands that rights or claims under the ADEA which may arise after the date this Agreement is executed are not waived by Employee;

              (iii) Employee is advised to consider the terms of this Agreement carefully and consult with or seek advice from an attorney of Employee's choice or any other person of Employee's choosing prior to executing this Agreement;

              (iv) Employee was informed and understands that Employee had up to twenty-one (21) days, if Employee wished, within which to consider this Agreement;

              (v) Employee has carefully read and fully understands all of the provisions of this Agreement, and Employee knowingly and voluntarily agrees to all of the terms set forth in this Agreement; and

              (vi) in entering into this Agreement Employee is not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this document.

        13. GOVERNING LAW; SEVERABILITY OF PROVISIONS
            -----------------------------------------

            This Separation Agreement shall be interpreted under the laws of the State of Connecticut without giving effect to the principles of conflicts of law of such state. Its language shall be construed as a whole, according to its fair meaning, and not strictly for or against either party. Should any provision of this Separation Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall be stricken and the remaining terms of this Agreement shall be enforced so as to give effect to the intention of the parties to the maximum extent possible. However, if as a result of any action initiated by Employee, any portion of the release and waiver language contained in Section 14 is ruled to be unenforceable for any reason, Employee shall return the consideration paid hereunder to the Company.

        14. NO ADMISSION OF LIABILITY
            -------------------------

            Each party hereto agrees that neither this Separation Agreement nor the furnishing of the consideration relating to it shall be deemed or construed at any time for any purpose as an admission by any of them or any of their respective representatives of any liability or unlawful or improper conduct of any kind.

        15. NO ORAL AMENDMENTS OF AGREEMENT
            -------------------------------

            This Separation Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Separation Agreement.

        16. ENTIRE AGREEMENT
            ----------------

            This Separation Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings entered into with the Employee prior to the date hereof (which are hereby terminated and of no further force or effect) In deciding to execute this Separation Agreement, Employee has not relied on any statement or representation by any of the parties hereto or any of their respective representatives that is not set forth in this document. In the event of the Employee's death during the period of this Agreement's performance, all obligations of the parties' set forth in Sections 2, 3, and 4 above, shall be accelerated to the date of death.

        17. EFFECTIVE DATE OF THE SEPARATION AGREEMENT
            ------------------------------------------

            After signing this Separation Agreement, Employee may revoke it for a period of seven days following said execution. The Agreement shall become effective and enforceable as of the date on which the aforesaid revocation period expires (such date, the "Effective Date"). Such revocation must be personally delivered to the Company or mailed to the Company and post marked within seven days of execution of this Separation Agreement.

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

        18. NOTICES
            -------

            Any Notices or other papers required to be sent pursuant to the terms of this Agreement shall be sent by certified mail, return receipt requested, to

Mario F. Rossi                               SmartServ Online, Inc. (Att'n: CEO)
                                             2250 Butler Turnpike
                                             Suite 150
                                             Plymouth Meeting, PA 19462

with a copy to:                              with a copy to:

Michael N. LaVelle, Esq.                     Martin L. McCann, Esq.
Pullman & Comley                             Zeldes, Needle & Cooper
850 Main Street                              1000 Lafayette Boulevard
Bridgeport, CT  06601-7006                   Bridgeport, CT  06601-1740

        19. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile.

                             [intentionally omitted]

THE PARTIES HAVE READ AND FULLY CONSIDERED THIS SEPARATION AGREEMENT AND ARE MUTUALLY DESIROUS OF ENTERING INTO SUCH SEPARATION AGREEMENT. EMPLOYEE
UNDERSTANDS THAT THIS DOCUMENT SETTLES, BARS AND WAIVES ANY AND ALL CLAIMS EMPLOYEE HAD OR MIGHT HAVE AGAINST THE COMPANY AND ITS REPRESENTATIVES. EMPLOYEE AND COMPANY ACKNOWLEDGE THAT NEITHER IS RELYING ON ANY OTHER REPRESENTATIONS, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT. HAVING ELECTED TO EXECUTE THIS SEPARATION AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH ABOVE, THE COMPANY AND EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS SEPARATION AGREEMENT.

         THEREFORE, the parties to this Separation Agreement now voluntarily and knowingly execute this Agreement.

Date ________________________           ________________________________________
                                        Mario F. Rossi




                                        SMARTSERV ONLINE, INC.


Date ________________________           By:_____________________________________
                                           Name:
                                           Title:

                  IF YOU DO NOT WISH TO USE THE 21-DAY PERIOD,
                  --------------------------------------------
                 PLEASE CAREFULLY REVIEW AND SIGN THIS DOCUMENT
                 ----------------------------------------------

         The undersigned employee acknowledges that I was informed and understand that I have 21 days within which to consider the Separation Agreement, have been advised of my right to consult with an attorney regarding such agreement and have considered carefully every provision of such agreement, and that after having engaged in those actions, I prefer to and have requested that I enter into the Separation Agreement prior to the expiration of the 21-day period.

Dated: _________________________             ______________________________
                                             (EMPLOYEE)

Dated: _________________________             ______________________________
                                             Witness:

                                    TABLE ONE
                                EXISTING OPTIONS


                             EXERCISE PRICE       SHARES     EXPIRATION DATE
--------------------------------------------------------------------------------
                                 $1.2900          25,250        10/08/08
OPTIONS TO PURCHASE              $1.6250          17,000        11/20/08
   COMMON STOCK                  $0.0938          15,000        10/12/04
                                 $1.4200           7,000        05/29/10
                                 $1.4200          18,750        11/02/10
                                 $1.4200          56,250        11/02/10
--------------------------------------------------------------------------------

THE COMPANY WILL ISSUE NEW CERTIFICATES WITHIN THIRTY (30) CALENDAR DAYS FROM THE SEPARATION DATE.





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